UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2015

Boot Barn Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15776 Laguna Canyon Road, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) and (c)

The Board of Directors (the “Board”) of Boot Barn Holdings, Inc. (the “Company”) has appointed Gregory V. Hackman as the principal accounting officer of the Company, effective as of March 23, 2015.  Upon Mr. Hackman’s appointment, Clement H. Porter ceased serving as principal accounting officer.  Mr. Hackman will continue to serve as the principal financial officer of the Company.

Since January 26, 2015, Mr. Hackman has served as the Chief Financial Officer of the Company.  Prior to joining the Company, Mr. Hackman served as Vice President of Finance and Global Controller of Claire’s Stores, Inc., a global retailer with more than $1.5 billion in annual sales.  Prior to joining Claire’s Stores, Inc. in 2008, Mr. Hackman served in a variety of financial roles, first at the May Department Stores Company, Inc. and then at Macy’s, Inc., for more than 20 years with responsibilities including financial planning, reporting and analysis, expense planning and payroll.  Mr. Hackman also has experience in public accounting.  Mr. Hackman received a B.S.B.A. from the University of Missouri.  Mr. Hackman is 53 years old.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.03(a)

The Board amended Article VII, Section 7.2 of the Company’s Amended and Restated Bylaws (the “Bylaws”), effective March 23, 2015, to provide that the Company’s fiscal year shall end on the last Saturday of March unless April 1st is a Saturday, in which case the fiscal year shall end on April 1st.  The text of the amended Article VII, Section 7.2 of the Bylaws is filed herewith as Exhibit 3.3.  The Bylaws previously provided that the fiscal year of the Company ended on the Saturday closest to March 31.

 Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.3	Text of Amendment to Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.

Dated: March 25, 2015	/s/ Gregory V. Hackman
	Name:	Gregory V. Hackman
	Title:	Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
3.3	Text of Amendment to Bylaws